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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-1 No. 333-43991) on Form S-3 and related prospectus of Informix Corporation for the registration of 22,950,000 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 1998, with respect to the consolidated balance sheet of Informix Corporation as of December 31, 1997, the related consolidated statements of operations, stockholder equity, and cash flows and financial statement schedule for each of the two years in the period ended December 31, 1997 included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
June 2, 1999